                                                                    Exhibit 16.1

December 8, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated December 8, 2006, of BNS Holding Inc., and are in agreement with the statements  contained in the first sentence of the first paragraph, and the third, fifth and sixth paragraphs in Item 4.01.

We have no basis to agree or disagree with other  statements  of the  registrant contained therein.

                                            /s/ Ernst & Young LLP